Exhibit 10.1

WADDELL & REED FINANCIAL, INC.

CASH SETTLED RSU PLAN

Waddell & Reed Financial, Inc., hereby establishes the Waddell & Reed Financial, Inc. Cash Settled RSU Plan  (the "Plan").

SECTION 1.  Purposes of the Plan; Definitions.

The purposes of the Plan are to enable the Company, its Subsidiaries and Affiliates to attract and retain employees and consultants who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees and consultants to participate in the long-term success and growth of the Company through the grant of cash settled RSUs.

For purposes of the Plan, the following terms shall be defined as set forth below:

"Affiliate" means (a) any corporation (other than a Subsidiary), partnership, joint venture or any other entity in which the Company owns, directly or indirectly, at least a 10% beneficial ownership interest, and (b) the Company's parent company, if any.

"Award Agreement" means a written agreement by and between the Company and an awardee evidencing an award of RSUs under the Plan.

"Board" means the Board of Directors of the Company.

"Business Day" means a day on which the New York Stock Exchange or other national securities exchange or over-the-counter market on which the Stock is then traded is open for business.

"Cause" means a participant's willful misconduct or dishonesty, either of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate; provided, however, that in the case where there is an employment or consulting agreement between a participant and the Company or any Subsidiary or Affiliate at the time of grant which defines "cause" (or words of like import), it shall have the meaning ascribed to such term (or words of like import) under such agreement.

"Change of Control" has the meaning assigned to such term in Section 7(c).

"Change of Control Price" has the meaning assigned to such term in Section 7(d).

"Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

"Committee" means the Compensation Committee of the Board.

"Commission" means the United States Securities and Exchange Commission.

"Company" means Waddell & Reed Financial, Inc., a Delaware corporation, and its successors.

"Disability" means total and permanent disability as determined under the Company's long-term disability program, whether or not the participant is covered under such program.  If no such program is in effect, the Disability of a director shall be determined in good faith by the Board (excluding such director).

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

"Fair Market Value" means, unless otherwise determined in good faith by the Committee or required by applicable law, as of any given date, the closing sale price of a share of Stock on such date on the New York Stock Exchange or other principal national securities exchange or over-the-counter market on which the Stock is then traded or, if there is no sale on that day, then on the last previous Business Day on which a sale was reported.

"Plan" means the Waddell & Reed Financial, Inc. Cash Settled RSU Plan as set forth herein and as may be amended, modified or supplemented from time to time.

"RSU" or "RSUs" means an award granted under Section 5 pursuant to which a participant may be entitled to a cash payment equal to the Fair Market Value of a specified number of shares of Stock, subject to certain restrictions and/or a risk of forfeiture and other terms and conditions of an Award Agreement.

"Stock" means the Company's Class A common stock, par value $.01.

"Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2.  Administration.

The Plan shall be administered by the Committee which shall at all times comply with any applicable requirements of Rule 16b-3 of the Exchange Act. All members of the Committee shall also be "outside directors" within the meaning of Section 162(m) of the Code.  If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

The Committee shall have the power and authority to grant RSUs to eligible persons, pursuant to the terms of the Plan.  In particular, the Committee shall have the authority:

(a)        to select the consultants, officers and other key employees of the Company, its Subsidiaries, and its Affiliates to whom RSUs will, from time to time, be granted hereunder;

(b)        to determine the number of RSUs subject to each award granted hereunder; and

(c)        to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder, including, but not limited to, any restriction on any award based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Committee may determine, in its sole discretion.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan, any award issued thereunder, and any Award Agreements relating thereto; and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

Each award granted under the Plan shall be evidenced by, and subject to terms of, an Award Agreement, in such form as the Committee shall from time to time approve, which shall be executed by an authorized officer of the Company and the awardee.  The Award Agreement shall contain provisions regarding (i) the number of RSUs subject to the award and (ii) such other terms and conditions not inconsistent with the Plan as may be determined from time to time by the Committee.  A prospective awardee shall not have any rights with respect to any such award, unless and until such awardee has executed an Award Agreement evidencing the award, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

SECTION 3.  RSUs Subject to Plan.

The number of RSUs that may be granted pursuant to the Plan will be determined in the sole discretion of the Board or the Committee, as applicable.  No shares of Stock are issuable pursuant to the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, an equitable substitution or adjustment shall be made in the number of RSUs, as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of RSUs subject to any award shall always be a whole number.

SECTION 4.  Eligibility.

Consultants, officers and other key employees of the Company, its Subsidiaries or its Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company, its Subsidiaries, or its Affiliates are eligible to be granted RSUs.  Plan participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine the number of RSUs subject to each award.

SECTION 5.  RSUs.

(a)        Administration.   Any RSUs granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions thereof need not be the same with respect to each awardee.  The Committee shall determine the consultants, officers and key employees of the Company, its Subsidiaries or Affiliates to whom, and the time or times at which, RSUs shall be awarded; the number of RSUs to be awarded to any awardee; the restrictions, vesting period and vesting conditions to which such award will be subject; and all other terms and conditions of the award (subject to this Section 5 and Section 7).  The Committee may also condition the grant and/or vesting of RSUs upon the attainment of specified performance goals, or such other criteria as the Committee shall determine, in its sole discretion.

(b)        Terms and Conditions.   RSUs awarded pursuant to this Section 5 shall be subject to the following terms and conditions:

(i)        Subject to the provisions of the Plan and the applicable Award Agreement, during the vesting period,  RSUs awarded pursuant to the Plan may not be sold, assigned, transferred, pledged or otherwise encumbered.

(ii)       At the time of the award, the Committee may, in its sole discretion, determine that amounts equal to any dividends declared during the vesting period with respect to the number of RSUs will be paid to the awardee currently, deferred and deemed to be reinvested, or that such awardee has no rights with respect thereto.

(iii)      Subject to the provisions of the applicable Award Agreement and this Section 5, upon termination of employment for any reason during the vesting period, the RSUs held by such awardee shall be forfeited by the awardee.

(iv)       Based on performance and/or such other criteria as the Committee may determine, the Committee may, at or after grant (including after the awardee's termination of employment), accelerate the vesting of all or any part of any RSUs and/or waive the deferral limitations for all or any part of such award.

SECTION 6.  Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no such amendment, alteration, or discontinuation shall be made which would impair the right of an awardee under any RSUs granted prior thereto without the awardee's consent.

Amendments may be made without stockholder approval except as required to satisfy stock exchange listing requirements, or other applicable law or regulatory requirements.

The Committee may amend the terms of any RSU award, prospectively or retroactively, but no such amendment shall be made which would impair the rights of an awardee without the awardee's consent.

SECTION 7.  Change of Control.

The following provisions shall apply in the event of a Change of Control:

(a)        The Committee may, in its discretion, at the time an award is made hereunder or at any time prior to, coincident with or after the time of a Change of Control:

(i)        cause the awards then outstanding to be assumed, or new rights substituted therefore, by the surviving corporation in such Change of Control;

(ii)       make such adjustment to the awards then outstanding as the Committee deems appropriate to reflect such transaction or change (including the acceleration of vesting of such awards); and/or

(iii)      provide for the purchase or cancellation of such awards, for an amount of cash, if any, equal to the Change of Control Price as of the date the Change of Control occurs, or such other date as the Committee may determine prior to the Change of Control. Such settlements will be made in cash or other property (other than Stock), or any combination thereof.

(b)        The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

(c)        A  "Change of Control" means the occurrence of any of the following:

(i)        when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or a Subsidiary or any Company employee benefit plan), is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

(ii)       the effective date of any transaction or event relating to the Company required to be described pursuant to the requirements of Item 6(e) of Schedule 14A of the Exchange Act;

(iii)      when, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease, for any reason other than death, to constitute at least a majority thereof, unless each director who was not a director at the beginning of such period was elected by, or on the recommendation of, at least two-thirds of the directors at the beginning of such period; or

(iv)      the effective date of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

(d)        "Change of Control Price" means the highest price per share of Stock paid in any transaction reported on the New York Stock Exchange or other national securities exchange or over-the-counter market on which the Stock is then traded, or paid or offered in any transaction related to a Change of Control at any time during the preceding 60-day period as determined by the Committee.

SECTION 8.  General Provisions.

(a)        Transferability of Awards.  RSUs are not transferrable; provided, however, that, except as otherwise set forth in an Award Agreement, settlement of a vested RSU may be paid to the heirs or estate of a deceased awardee.

(b)        Other General Provisions.

(i)        Nothing set forth in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.  The adoption of the Plan shall not confer upon any employee of the Company, any Subsidiary or any Affiliate, any right to continued employment with the Company, a Subsidiary or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment of any of its employees at any time.

(ii)       Each participant shall, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee, in its sole discretion, regarding payment of, any Federal, FICA, state, or local taxes of any kind required by law to be withheld with respect to such award.  The obligations of the Company under the Plan shall be conditional on such payment or arrangements. The Company and, where applicable, its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes owed hereunder by a participant from any payment of any kind otherwise due to such participant.

(iii)      No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

(iv)      This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt including, but not limited to, any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.  Any such policy may subject awards granted pursuant to the

Plan and amounts paid or realized with respect to awards under this Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

(v)       The Plan is not intended to be a "non-qualified deferred compensation plan" under Section 409A of the Code and shall not be construed or administered accordingly.  If any term or provision contained herein would otherwise cause the Plan to be characterized as a "nonqualified deferred compensation plan" under Section 409A of the Code, then, without further action by the Company, such term or provision shall automatically be modified to the extent necessary to avoid such characterization.

SECTION 9.  Effective Date of Plan.

The Plan became effective on December 6, 2016.